                                                                    EXHIBIT 10.3


                          MOTOR VEHICLE FUELING STATION
                          MASTER GROUND LEASE AGREEMENT

                                  Between


                          WAL-MART STORES, INC., LESSOR


                                       And


                          MURPHY OIL USA, INC., LESSEE

                                   EX. 10.3-1

           MOTOR VEHICLE FUELING STATION MASTER GROUND LEASE AGREEMENT

This Agreement (the "Agreement"), dated as of the 12th day of November 1998 is by and between WAL-MART STORES, INC., a Delaware corporation, with offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716 ("Lessor") and Murphy Oil USA, Inc. ("Lessee")

                                    RECITALS

A. Lessor, directly or through one or more of its wholly-owned subsidiaries, owns and operates retail stores under the name of "Wal-Mart" and "Wal-Mart Supercenter" throughout the United States. These stores are located on parcels of land either owned, leased, or subleased by Lessor or one or more of its wholly-owned subsidiaries. References to "Lessor" in this Agreement shall include such of Lessor's wholly-owned subsidiaries, as may be relevant to the context in which the reference to "Lessor" appears.

B. Lessee is a petroleum products refiner and marketer who is in the retail gasoline, convenience store and car wash business and desires to construct a Station on one or more of the Premises or Outlets owned, leased or subleased by Lessor.

C. Recognizing the mutual benefits to be gained from a cooperative effort concerning the development of the Premises, Lessor does hereby lease or sublease to Lessee, and Lessee does hereby lease or sublease from Lessor, the Premises as provided for in this Agreement, setting forth their respective rights and obligations with regard to the Premises and the development of the Stations.

Therefore, in consideration of the mutual covenants and agreements contained herein, Lessor and Lessee hereby agree as follows:

                                   DEFINITIONS

For purposes of this Agreement, the following terms shall be defined as follows:

"Lessee's Work" shall mean all physical improvements and related development of a Premises as herein provided for, including but not limited to canopies, buildings, equipment, piping, installation, construction, grading and paving.

"Cost of Lessee's Work" shall mean all reasonable costs incurred in constructing a Station, including but not limited to payments to third parties for labor and materials incorporated in Lessee's Work, plus all payments to third parties for direct development costs in connection with Lessee's Work including but not limited to permit fees, legal fees, access fees and water and sewer hook-up fees.

"Premises" shall mean that portion of the land that is part of Lessor's property (which is owned or leased) and which is leased or subleased to Lessee by Lessor pursuant to this Agreement. Each Premises shall be identified on a site plan submitted as part of Exhibit A and more particularly described in Exhibit C

                                   EX. 10.3-2

"Station" shall mean the motor vehicle fueling facility constructed on the Premises by Lessee, including any car wash and/or convenience store and all improvements, fixtures and equipment located thereon or used in connection therewith.

"Store" shall mean the Wal-Mart store and real property or Wal-Mart Supercenter store and real property on which the Premises is or could be located.

"Outlot" shall mean a parcel of land which is part of the original parcel acquired in conjunction with the construction of a Store by Lessor, usually bordering the major or secondary access artery and which may be available for sale or lease for retail development.

"Delivery Date" shall be the date that all permits necessary to begin construction of the Station are obtained.

"Rent Accural Date" shall mean the earlier of (i) the date a Station opens to the public for business, or (ii) 120 days after the Delivery Date.

                                LIST OF EXHIBITS

Exhibit A - (furnished to Lessee by Lessor) shall contain a list of Stores with a site plan for each Store reflecting thereon the proposed location, size and configuration of a portion thereof which is thereby offered by Lessor to Lessee to lease as a proposed Premises to become subject to this Agreement. Each Exhibit A shall identify any requirements of Lessor (including without limitation any permissive or mandatory business formats, operations, activities, merchandise or services) and any known restrictions with respect to the proposed Premises (including without limitation zoning matters, easements and restrictions. Exhibit A may be supplemented by additional Exhibits A from time to time, and at any time, by Lessor.

Exhibit B - (furnished to Lessor by Lessee) shall contain a list, by Store, of those proposed Premises offered by Lessor on an Exhibit A, which Lessee accepts as a Premises subject to this Agreement, and a list by Store of those proposed Premises which Lessee rejects. Any Premises not listed as accepted on an Exhibit B in accordance with this Agreement shall be deemed to have been rejected by Lessee. Lessee shall be deemed to have taken possession of the Premises and this Agreement shall be in effect as to each accepted Premises as of the date of Exhibit B.

Exhibit C - (furnished to Lessor by Lessee within ninety (90) days after Lessee opens to the public for business at the Premises) shall be the Addendum for each Premises that is subject to the provisions of this Agreement. The Addendum shall include (i) Lessor's Store number and Store address, and the Premises address,
(ii) a site plan reflecting the location and legal description of the Store and the Premises and indicating Lessee's equipment used and the location of such equipment on the Premises and utility easements (if any), (iii) an itemization of the actual Cost of Lessee's Work, (iv) the Delivery Date, (v) the Rent Accrual Date, (vi) a certification by Lessee that the Station has been constructed and equipped and all improvements have been made in accordance with the plans and specifications as approved by Lessor and (vii) proof of separate assessment of the Premises for real property tax purposes or verification that the Premises cannot be separately assessed (as required by Article 10.1). C

Exhibit D - (furnished to Lessor by Lessee) shall be a description of the standard site plans furnished to Lessor by Lessee at the time of execution of this Agreement.

                                  EX. 10.3-3

Exhibit E - shall be the schedule of rents.

Exhibit F - shall be those Stations that were open to the public as of September 30, 1998 under the 1996 Agreement (as defined in Article 28.1).

                                   ARTICLE 1.
                                 SITE SELECTION

1.1       [Deleted]

1.2       Final Plans and Specifications

                                 EX. 10.3-4

          Prior to commencing construction of any improvement on a Premises, Lessee (at Lessee's cost) shall provide Lessor with Lessee's final, specific, detailed plans and specifications for the construction of the Station on each Premises and shall obtain the approval of Lessor. Lessor shall approve or disapprove each submission of plans and specifications within forty-five (45) days, failing which they shall be deemed to have been approved by Lessor.

                                   ARTICLE 2.
                     STATION CONSTRUCTION AND MODIFICATIONS

2.1       Station Construction.

          a. Lessee shall, in a timely fashion, pursue permits with the intent to construct or cause to be constructed at each Premises a Station conforming to the specifications mutually agreed upon by both Lessor and Lessee, to be opened to the public for business timely and otherwise in accordance with the provisions of this Agreement. Lessee will, at Lessee's expense, cause a survey of the Premises to be conducted, which will become the basis for the site plan in Exhibit C. Lessee shall bear all costs in association with Lessee's Work.
          Lessee shall give Lessor notice (i) of the projected date of commencement of construction at the Premises at least ten (10) days prior thereto, and (ii) of the projected date of opening to the public for business at the Premises at least ten (10) days prior thereto. Within ninety (90) days after the date Lessee opens to the public for business at the Premises, Lessee shall furnish to Lessor Exhibit C.

          b. Lessee shall, at Lessee's cost, secure all necessary zoning, permits, licenses and other required regulatory approvals necessary to begin and complete construction and to open to the public for business at the Premises in accordance with this Agreement. Lessor shall cooperate with Lessee in securing such approvals. To the extent available, Lessor shall supply Lessee with site plans including elevations and grading, drainage diagrams, storm sewer and utility line layouts and environmental site evaluations, including soil studies related to the area of the Premises, with Lessee bearing any expense of copying or reproduction. Lessee shall furnish a copy of the building permit to Lessor within one (1) week of its issuance.

          c. All construction shall be done in a manner so as not to materially interfere with Lessor's business and in compliance with this Agreement. Prior to entering upon the Premises, Lessee shall provide Lessor with a certificate of insurance as outlined in Article
          13. All construction shall be prohibited at a Premises during the period of November 1st - December 31st of any calendar year unless otherwise approved in writing by Lessor. At all times construction equipment and materials shall be contained in an area enclosed by a 6 foot high chain-link fence or OSHA approved safety fencing no less than 4 feet high and be designated as a construction area on site and in construction plans. All work done by Lessee shall be performed in a good and workmanlike manner, in compliance with all applicable governmental laws, codes, rules and regulations, and free of any liens for labor and materials and subject to such requirements as Lessor may impose. Lessee shall indemnify and hold harmless Lessor against any loss, liability, damage, cost or expense resulting from Lessee's Work, except for any loss, liability or damage resulting from gross negligence by Lessor.

2.2       Modifications.

          During the term of this Agreement with respect to any Station, Lessee shall make no other structural alterations or improvements to, and shall place no other equipment or other facilities on the Premises

                                  EX. 10.3-5
          except in accordance with the approved plans and specifications. If Lessee wishes to make additional material changes to the Station or Premises, Lessee must request approval from Lessor in writing. Routine equipment replacement and facility maintenance shall not be considered a material change. In performing any such alterations or improvements, Lessee will ensure that such activities do not prevent such Station from performing its intended functions for any length of time in excess of the time reasonably necessary to so repair, remodel, modify or reconfigure any such Station.

                                   ARTICLE 3.
                    EXCLUSIVE USE AND RESTRICTIVE COVENANTS

3.1       Use.

          a. Each Premises is leased to and shall be used by Lessee solely for the purpose of installing, operating and maintaining thereon a Station and other uses, if any, identified on Exhibit
          A for the purpose of selling and dispensing to the general public motor fuels, convenience store products and car washes of the type identified and if and to the extent identified on Exhibit A hereto, in accordance with the provisions of this Agreement, and for no other purpose or purposes whatsoever without the specific prior approval of Lessor in each instance as provided for herein.

          b. During the term of this Agreement, Lessor agrees that Lessee shall have the exclusive right to operate each Station at the Stores at which a Premises is located and that Lessor shall not construct or operate a motor vehicle fueling facility, convenience store or car wash at any Store upon which a Premises is located nor grant to any other person or entity any right to construct or operate a motor vehicle fueling facility, convenience store or car wash at any Store upon which a Premises is located, provided, however, if Lessee constructs and operates a Station without a car wash, Lessor shall not be restricted in any way from entering into an agreement with another party to construct and operate a car wash at a Store upon which a Premises is located. Lessor agrees, however, that it will not enter into an agreement with another party to construct and operate a car wash at a Store upon which a Premises is located without first offering the right to construct and operate the car wash to Lessee. Upon receipt of written notification by Lessor of the offer, including the terms and conditions of the offer, Lessee shall have ten (10) days within which to notify Lessor of Lessee's acceptance of such offer under the same terms and conditions. If Lessee fails to so notify Lessor, Lessor may proceed with the proposed agreement with another party to construct and operate a car wash upon the same terms and conditions as presented in the offer to Lessee. If the terms and conditions of the offer substantially change, Lessor is obligated to provide Lessee with an opportunity to exercise its right as outlined above.

          c. Lessor agrees that it will not knowingly sell or lease an Outlot at a Store for the express purpose of use as a Station (with or without a convenience store or car wash in conjunction therewith) without first offering to sell or lease such Outlot to Lessee upon the same terms and conditions as the offer Lessor wishes to accept. Upon receipt of written notification by Lessor of the offer, including the terms and conditions of the offer, Lessee shall have ten (10) days within which to notify Lessor of Lessee's acceptance of such offer under the same terms and conditions. If Lessee fails to so notify Lessor, Lessor may proceed with the proposed sale or lease of such Outlot upon the same terms and conditions as presented in the offer to Lessee. If the terms and conditions of the offer substantially change, Lessor is obligated to provide Lessee with an opportunity to exercise its right of first refusal as outlined above.

          d. Proposed Premises which are offered to but not accepted by Lessee as a Premises in accordance with this Agreement shall not be subject thereafter to this Agreement in any respect, including without limitation this Article 3.

                                  EX. 10.3-6

3.2       Restrictive Covenants.

          a. Lessor and Lessee agree that the Stations may sell any non-fuel products, so long as such products are not offered for sale in bulk quantities, subject to the following:

                    i) Lessee may not sell beer in a quantity package greater than a "12 pack", soft drinks in a quantity package greater than a "12 pack" and cigarettes in cartons, but cigarettes may be sold on an individual package or multi-pack (in quantities no greater than three) basis.

                    ii) Lessee agrees not to sell, lease or rent pornographic materials or drug related paraphernalia at its Stations.

                    iii) Lessee agrees not to sell tires or automotive batteries at its Stations.

                    iv) Lessee may install ATM banking facilities at the Station provided such ATMs are approved by Lessor in writing and are not restricted by other agreements Lessor may have requiring exclusivity. Such approval will not be unreasonably withheld by Lessor.

                    v) Lessee may install or operate fast food franchise offerings which do not have on-site seating, provided such offerings are approved by Lessor in writing and are not restricted by other agreements Lessor may have relating to the Premises requiring exclusivity. Such approval will not be unreasonably withheld by Lessor.

          b. Lessee agrees that it will not, during the term of this Agreement, enter into any agreements to supply or operate motor vehicle fueling facilities on parking lot sites (excluding Outlots) with Lessor's competitors that are in substantially the same business as the formats currently known as "Wal-Mart" or "Wal-Mart Supercenter nor on parking lot sites (excluding Outlots) of grocery stores or supermarkets having 15,000 square feet or more of total building area. This covenant shall apply only to those states listed under Article 1.1.d. Lessee also agrees if it directly or indirectly supplies or operates motor vehicle fueling facilities as described above, said stations will not bear the name of "Murphy USA" or any other name which is the same as or confusingly similar to any name Lessee may use at Premises covered by this Agreement

                                   ARTICLE 4.
                                 GRANT AND TERM

4.1       Lease of Premises

          a. In consideration of the rents, covenants and agreements herein reserved and contained on the part of Lessee to be performed, Lessor does hereby lease and demise unto Lessee, and Lessee does hereby lease or sublease from Lessor, each of the Premises.

          b. It is understood that the Premises may, in some instances, be owned by a third party and leased by Lessor from such third party, and in such event consent from the third party lessor may be required for Lessor to sublease the Premises to Lessee. Lessor shall be responsible for obtaining such third party consent when necessary, to the extent such consent can be obtained without the payment of money or the

                                  EX. 10.3-7
          giving of other consideration by Lessor. If Lessor cannot obtain such third party consent, then the Premises shall be removed from this Agreement.

          c. It is further understood that if Lessor is the lessee of a Store on which a Premises is located, or if a Store and Premises are located in a shopping center owned in part by a third party, there may be certain areas of the shopping center or of such Premises which are designated for the joint use of some or all the tenants in the shopping center, and the lease by Lessor to Lessee of such Premises is made subject to the provisions of any such lease or other agreement, (including an obligation to pay common area maintenance charges) and to any such existing third party rights.

          d. Lessee shall be responsible for accomplishing, at its expense, any platting, re-platting or other steps which may be required by applicable laws, ordinances and regulations in connection with this Agreement, including but not limited to the cost of any relocating of landscaping, drainage, curbing, parking spaces or other improvements which may be necessitated.

          e. The lease to Lessee is subject to any existing easements, rights of way, conditions, covenants and restrictions that may affect the Premises.

4.2       Term and Options to Renew.

          a. The term of this lease shall commence as to each Premises on the Rent Accrual Date and shall continue for ten (1O) years, unless sooner terminated pursuant to the provisions of this Agreement. Lessor and Lessee acknowledge the Stations that were subject to the 1996 Agreement (as defined in Article 28.1) and were open to the public as of September 30, 1998, are identified on Exhibit F of this Agreement and the original lease term will be for the time period prescribed on Exhibit F.

          b. Subject to Article 4.2.c. below Lessee shall have two (2) successive five (5) year options to renew this Agreement as to each Premises, which options shall automatically be exercised unless Lessee provides 6 months prior written notice to Lessor of its intent not to exercise. Options one (1) and two (2) shall be subject to the same terms and provisions of this Agreement and subject to the rental payments outlined in Exhibit E (the "Rent Schedule"). At the end of the options the parties may enter into good faith negotiations for additional option periods.

          c. If the term of Lessor's lease on a Store, to which a Premises relates, expires prior to the expiration of an original term or an exercised renewal option, then in that event the original and option terms with respect to such Premises shall expire upon the expiration of Lessor's lease, it being understood that Lessor shall not be obligated to exercise any option or otherwise enter into any agreement to extend or renew a Store lease in order to provide sufficient lease term to cover Lessee's original lease term or the term of any options to renew this Agreement as to the related Premises.

4.3       Condition of the Premises.

          Except as expressly provided in Article 5 below or otherwise agreed in writing signed by the parties, Lessee accepts each of the Premises in "as is" condition at the date of the Exhibit B acceptance by Lessee of the offer to lease such Premises.

4.4       Opening of Stations: Removal of Premises from Agreement.

                                  EX. 10.3-8

          a. Not later than one (1) year after the Premises has been offered, Lessee shall open a Station for business on such Premises in accordance with the provisions of this Agreement.

          b. In the event the Station does not open for business within 120 days (excluding any days in November and December during which Lessor precludes Lessee from pursuing construction) from the Delivery Date
          then a      monthly flat fee will be paid to Lessor by Lessee for the
          individual Station and Premises until it opens for business. This restriction is exclusive of the November and December construction moratorium as may be applicable. The foregoing payment is an amount which is agreed upon by the parties as liquidated damages to compensate Lessor for the damages suffered by it due to Lessee's failure to open and operate the Station(s) within 120 days after the Delivery Date(s). The parties agree that Lessor's damages due to such failure would be impossible to determine with reasonable certainty, by reason of which the parties have agreed upon the foregoing liquidated damages as Lessor's sole and exclusive remedy for such failure by Lessee.

          c. Lessee shall have the right to elect to remove from this Agreement up to an aggregate of thirty percent (30%) of the total number of Stores that have been or will be offered. Lessee may remove a Store from this Agreement by giving Lessor written notice of such election. Thereupon arid thereafter, this Agreement shall terminate as to such Premises, and Lessor shall have no obligation to replace such Premises with another Premises.

          d. With respect to any Premises (i.) on which a Station has not been opened by Lessee in accordance with the provisions of this Agreement within one (1) year after it is offered to Lessee, (ii) which has not been removed from this Agreement by Lessee in accordance with Article 4.4.c. above, and (iii) on which Lessee has not commenced or is not diligently pursuing completion of the construction, equipping and opening of a Station in accordance with the provisions of this Agreement, Lessor shall have the right to elect to remove such Premises from this Agreement by giving Lessee notice of such election. Thereupon and thereafter, this Agreement shall terminate as to such Premises, and Lessor shall have no obligation to replace such Premises with another Premises.

          e. Rent, liquidated damages and other obligations of Lessee under this Agreement shall continue to accrue with respect to a Premises, unless and until such Premises is removed from this. Agreement by Lessee in accordance with the provisions of Article 4,4.c. above or by Lessor in accordance with the provisions of Article 4.4.d. above. Removal of a Premises from this Agreement by Lessee or Lessor shall not terminate any obligations of Lessee which shall have accrued under this Agreement prior to such removal, including without limitation Lessee's obligations under Article 14 and Article 18 of this Agreement. The exclusive use provisions of Article 3.1 shall not apply to any site, which has been removed as a Premises from this Agreement by Lessee or Lessor.

          f. Lessor and Lessee agree that any Store offered under this Agreement may be removed by Lessor from the Agreement at any time at Lessor's sole discretion. Such Stores shall not be included in Lessee's right to remove an aggregate of 30% of Stores offered as defined in Article 4.4.C.

                                  EX. 10.3-9

          g. If Lessee is unable to obtain necessary permitting or zoning required for construction of a Station, Lessee may remove a Store from this Agreement, provided, prior to Store being removed from the Agreement. Lessee shall provide proof to Lessor that all reasonable legal remedies at the local governmental level (short of initiating litigation) have been exhausted. Such Stores shall not be considered part of Lessee's right to remove an aggregate of 30% of Stores offered as defined in Article 4.4.c.

                                   ARTICLE 5.
                                  ENVIRONMENTAL

5.1       Inspection

          a. Upon acceptance via Exhibit B of a Premises, Lessee may, at its option, enter upon the Premises and make or cause to be made by a competent and qualified independent contractor(s) reasonably acceptable to Lessor, at Lessee's sole expense, such inquiries, inspections, soil tests, borings and studies (collectively, "Studies") as may be necessary in order to determine the nature, levels and extent of any existing contamination of the Premises and the ground water beneath the Premises; provided, however, that the description and scope of work for the Studies shall be subject to the prior consent of Lessor, in its reasonable discretion. Lessee agrees to conduct each and all such Studies in compliance with all applicable Jaws, rules and regulations and in a professional, competent and workmanlike manner and in a manner which will minimize any interference with the operation of Lessor's business at the Store at which a Premises is located. Promptly upon (but in any event no later than ten (10) business days after) receipt thereof by Lessee, Lessee shall furnish to Lessor a copy of each report or other results of a Study, (each, a "Report"). Each Report shall reflect that it has been prepared by the contractor expressly for the benefit of Lessor as well as Lessee.

          b. If a Study or Report indicates the presence of soil or groundwater contamination at the Premises which equals or exceeds current applicable Federal, state or local minimum standards, Lessee shall have the option to not proceed further with work at such Premises, unless Lessor, at Lessor's sole option and expense, performs remediation to reduce such contamination to no more than the said standards. If Lessor does not desire to perform such remediation and Lessee is unwilling to proceed without such remediation, this Agreement shall terminate as to such Premises and Lessor shall reimburse Lessee for the cost of die Studies. Such termination with respect to such Premises shall not affect the rights and obligations of the parties with respect to any other Premises or Stations.

          c. The levels of contamination established at the conclusion of the procedures outlined in Article 5.l(a) and 5.1(b) above shall be the "Environmental Base Lines" for the Premises. To the extent
          Lessee fails to exercise its option to conduct such Studies prior to the earlier of the commencement of construction activities by Lessee on a Premises or the placement of any equipment on such Premises, it shall be conclusively presumed that such Premises contains no contamination.

          d. At the conclusion of the Studies, Lessee shall promptly seal or otherwise permanently close any test borings and or wells, remove its equipment and otherwise restore the Premises to its former condition. In the event Lessor and Lessee agree in writing that some or all of the wells should be maintained for future sampling, Lessee may allow the agreed upon wells to remain providing measures are taken to cap and lock said wells so as to minimize potential contamination but allow for future testing.

5.2       Responsibilities After Termination or Non-renewal.

          Immediately after termination or non-renewal of this Agreement as to a Premises, Lessee shall (at Lessee's sole expense) cause a Study(ies) to be performed by a competent and qualified independent contractor(s) reasonably acceptable to Lessor, who shall issue a Report, a copy of which shall be furnished to Lessor


                                   EX. 10.3-10
          without charge promptly upon (but in any event no later than ten (10) business days after) receipt thereof by Lessee, sufficient to establish the nature, levels and extent of petroleum based hydrocarbon contamination at the Premises, if present. Each Report shall reflect that it has been prepared by the contractor expressly for the benefit of Lessor as well as Lessee. Lessee shall (at Lessee's sole expense) perform all remediation and take all steps necessary to reduce any contamination to the Environmental Base Lines resulting from Lessee's operation of the Station, including without limitation the acts of third party invitees of Lessee, and shall otherwise be responsible for, indemnify and hold harmless Lessor against any existing petroleum based hydrocarbon contamination in excess of such Environmental Base Lines to the extent required by any applicable present or future Federal, State or Local laws or regulations. Lessee shall not be responsible to the extent that any such contamination has no connection with Lessee's operation of the Station and is caused by a third party which is not an invitee of Lessee. Lessor shall provide Lessee reasonable access to the Premises for the purpose of performing Lessee's obligations hereuuder.

                                   ARTICLE 6.
                              OPERATING CONDITIONS

                                    [Deleted]

                                   ARTICLE 7.
                                      RENT

7.1       Rent.


                                   EX. 10.3-11

          For each Station, there shall be no rent or other charge due or payable by Lessee with respect to any period prior to the Rent Accrual Date. From and after the Rent Accrual Date, Lessee agrees to pay rent and/or liquidated damages ("Rent") to Lessor for each Station under this Agreement in accordance with Article 4.4 and Exhibit E hereto (the "Rent Schedule").

7.2       [Deleted]



7.3       Documentation.

          Upon request, Lessee agrees to furnish to Lessor from time to time, such information and backup documentation as may be requested by Lessor relating to the determination of Rent.

7.4       Payments.

          Payments of Rent shall be made via wire transfer, or other method, as directed by Lessor and shall be made for each calendar month not later than the fifth (5th) day of the calendar month following the month for which the rent is calculated. Lessee shall consolidate payments of Rent for all Premises, in a single wire transfer, but Lessee shall simultaneously with each wire transfer send to Lessor supporting documentation electronically for the Rent attributed to each Premises, which shall be identified by the Lessor's number assigned to the Store or other designation agreed upon by Lessor and Lessee, at which the Premises is located. In the event that an electronic submission cannot take place, Lessee agrees to send the supporting documentation to the address indicated in Article 7.2 above or such other address of which Lessee may subsequently be notified in writing by Lessor. If for any reason Lessor does not receive the rent by the due date, Lessor shall promptly notify Lessee, If Lessee does not cure within five (5) business days from the date of receipt of the notice to cure from Lessor, payments not made by the sixth (6th) day shall bear interest at a rate equal to Prime Rate (as published by the Wall Street Journal) plus four percent (4%) from the sixth (6th) day of the month.

7.5       Alternate Fuels.


                                   EX. 10.3-12

          Lessor and Lessee agree that prior to the introduction or installation of automotive fuels other than gasoline or diesel at any Station, both parties will agree to a form of measurement upon which the rent is calculated in this Agreement. The rent will then also apply to the new fuel type.

                                   ARTICLE 8.
                     COMPLIANCE WITH LAW; INGRESS AND EGRESS

8.1       Compliance with Laws and Regulations.

          Lessee shall, at all times, maintain and conduct its business, insofar as the same relates to Lessee's use and occupancy of the Premises, in a lawful manner, and in compliance with all governmental laws, rules, regulations and orders applicable to the business of Lessee conducted at the Station, including those with respect to storage, handling, discharge and transport of any material or product deemed hazardous to the extent of Lessee's responsibility.

8.2       Ingress and Egress.

          a. Lessor shall at all times allow Lessee, Lessee's agents, suppliers and employees and its customers the right of ingress and egress to the Premises sufficient to conduct and encourage Lessee's business. Lessee and Lessor shall agree on a reasonable route and delivery access for Lessee's commercial delivery vehicles so as to minimize interference with Lessor's Store business.

          b. Lessee agrees to not block or disrupt the flow of traffic on Lessor's parking lots and agrees to use its best efforts to make fuel deliveries to the Stations between the hours of 10:00 p.m. and 8:00 a.m.

                                   ARTICLE 9.
                      MAINTENANCE, REPAIRS AND CLEANLINESS

9.1       By Lessee.

          Lessee shall be responsible, at its cost and expense, for all repairs, maintenance and replacements for the Stations and Premises, including but not limited to, the mechanical and electrical equipment and systems which comprise the Stations, and all other fixtures, appliances and facilities furnished or installed on the Premises by Lessee. The maintenance and repair work at the Premises shall be performed by Lessee or its contractors timely, in a good and workmanlike manner and in compliance with all applicable governmental laws, codes, rules and regulations, free of any liens for labor and materials, and subject to such reasonable requirements as Lessor and Lessee may agree from time to time. The Premises shall be kept in clean condition and appearance, and shall be properly operating during the hours that they are open.

                                   ARTICLE 1O.
                                      TAXES

10.1      Lessee's Responsibilities.

          a. Lessee shall make every effort to cause the Premises, including all of Lessee's improvements, to be separately assessed for real property tax purposes within 120 days from Delivery Date. If the Premises cannot be separately assessed, Lessee shall provide verification from the appropriate taxing jurisdiction. Such separate assessment of a Premises or verification that it cannot be separately assessed shall be included as part of Exhibit C. Lessee shall be responsible for the timely payment of all general and special real property taxes and assessments and all other government charges levied, assessed or imposed with


                                   EX. 10.3-13
          respect to the Premises and all improvements constructed thereon and all assessments for local improvements, if any, attributable to the Premises. Lessee shall also pay all personal property taxes assessed on its products, trade fixtures and equipment at the Stations or in, under or upon the Premises and also pay general license or franchise taxes and other charges, if any, which may be imposed in connection with the conduct of Lessee's business. If, after Lessee's efforts to do so, the Premises cannot be separately assessed for real property tax purposes, Lessee shall pay that amount by which such real property taxes have increased by reason of Lessee's improvements to the Premises. Lessee shall have the right to contest, in its and/or Lessor's name, an assessment for and/or levy for any taxes which Lessee is obligated to pay under this article. In the event any such taxes, or charges which are the obligation of Lessee herein are assessed and paid by Lessor, Lessee shall reimburse Lessor therefor upon Lessor's demand and presentation to Lessee of receipted bills but Lessor shall not be entitled to reimbursement by reason of Lessor's delinquent payment for any penalties or interest; or if the bills for any such taxes or charges are received by Lessor prior to the date penalty and/or interest begins to accrue and Lessor fails to forward such bills in a timely manner to Lessee, Lessee shall proceed to pay such bills but any penalties or interest shall be charged to Lessor as a result of Lessor's failure to forward such bills in a timely manner. In addition to the above, Lessee shall furnish to Lessor proof of payment of real property taxes for each Premises.

                                     ARTICLE 11.
                         UTILITIES AND MAINTENANCE FEES

11.1      Utility Charges.

          a. Lessee shall pay for all utility services, including natural gas, electricity, domestic water, sewer and all other utility services furnished to Lessee for use in the Premises. All such utility services shall be separately metered and charged to Lessee directly by the utility companies.

          b. Lessee, within 120 days from the Delivery Date, shall certify to Lessor that all utility servicing the Premises are separately metered. Certification that the Stations utilities are separately metered shall become a part of Exhibit C.

11.2      Easement.

          To the extent it has the right or ability to do so, Lessor agrees to grant to Lessee a non-exclusive utility easement to serve each of the Premises. To the extent Lessor lacks the power to grant such an easement, Lessor will use reasonable efforts (but not requiring the expenditure of funds) to obtain such an easement from those having the power to grant the same. Lessee agrees to bear the cost of bringing utilities to the Premises, including any cost of obtaining an easement from others than Lessor to the extent required under this Agreement.

                                   ARTICLE 12.
                         FIXTURES, SIGNS AND ALTERATIONS

12.1      Signs.


                                   EX. 10.3-14

          a. Lessee shall obtain all permits and erect all signs at the Stations in compliance with all applicable governmental laws, codes, rules and regulations, as well as all applicable leases, covenants, restrictions, agreements or other instruments affecting the property. All signs shall be subject to approval by Lessor as to location, content, appearance and all other aspects and shall be maintained by Lessee in a neat and clean condition. No other signs will be placed on or above the Premises or elsewhere on the Store property without the prior written consent of Lessor. In no event shall hand-written signs be permitted at or on the Premises.

          b. Lessee shall make diligent efforts where appropriate to establish and maintain signage identifying Lessee's business on what is commonly known as "services at next exit" Interstate signage.

12.2      Alterations.

          Lessee may, from time to time during the Lease Term, make any structural alterations or changes to the Stations, which are in accordance with Lessee's Work, or as may otherwise be approved by Lessor and may make any nonstructural alterations that Lessee may desire. All such alterations or changes shall be made by Lessee or its contractor in a good and workmanlike manner, in compliance with all applicable governmental laws, codes, rules and regulations, free of any liens for labor and materials and subject to such reasonable requirements as Lessor and Lessee may agree to or as may be required by any agreement to Lessor affecting the Premises. All alterations or changes Lessee may make in the Premises shall be Lessee's responsibility to maintain and repair in the manner set forth in this Agreement.

                                   ARTICLE 13.
                               LIABILITY INSURANCE

13.1      Liability Insurance.

          Lessee agrees to obtain and keep in force and effect at all times, with insurers reasonably acceptable to Lessor, commercial general liability insurance with respect to the Stations and Premises, with minimum limits of liability of five million dollars ($5,000,000) combined coverage per occurrence; environmental liability insurance with minimum limits of liability of five million dollars ($5,000,000) per Station; employer's liability insurance with minimum limits of five million dollars ($5,000,000); and statutory worker's compensation insurance as required by applicable law with a waiver of subrogation where permitted by law. Each such insurance will name Lessor, its subsidiaries and affiliates as additional insureds and will contain a provision that it is cancelable only upon not less than (30) days' notice in writing to Lessor. Upon request, Lessee agrees to provide Lessor copies of the declaration page(s) of the policy(ies)
          reflecting all of the foregoing. Lessee may self-insure any or all of the above coverages except environmental liability, so long as Lessee
          maintains a net worth of    or more. Prior to entering any Premises,
          Lessee will provide Lessor evidence of insurance coverage. Lessee may self-insure as to environmental liability so long as Lessee
          maintains a net worth of           or more.

                                   ARTICLE 14.
                                 INDEMNIFICATION

14.1      Indemnification of Lessor.

          Lessee shall indemnify Lessor, its directors, officers, agents, employees and owners to the extent of their interest in the Premises, and save them harmless from and against any and all claims, actions, damages, liability, and expense, including, without limitation, reasonable attorneys' fees in connection with loss of


                                   EX. 10.3-15
          life, personal injury, or damage to property arising from or out of any occurrence in, upon, or at the Premises, or the occupancy or use by Lessee of die Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, employees or contractors, except to the extent caused by the act or omission of Lessor, its agents, employees or contractors.

14.2      Indemnification of Lessee.

          Lessor shall indemnify Lessee, its directors, officers, agents and employees and save them harmless from and against any and all claims, actions, damages, liability and expense, including, without limitation, reasonable attorney's fees in connection with loss of life, personal injury or damage to property arising from or out of any occurrence in, upon or at the Stations or the Stores to the extent caused by any act or omission of Lessor, its agents, employees or contractors.

                                   ARTICLE 15.
                                   ADVERTISING

15.1      Restriction on References to Other Party.

          Neither Lessor nor Lessee shall refer to the other party in advertising nor use the other party's logos, trademarks, trade dress, or service marks without the prior written consent of the other party; provided, however, each party may, without obtaining the consent of the other party, include the addresses of or otherwise identify the Stores and/or the Stations in a directory, map or other listing or depiction of the Stations and/or the Stores. Each of Lessor and Lessee acknowledges that the other party's logos, trademarks, trade dress, and service marks are the sole property of the other party, and this Agreement gives neither party any rights with respect to the logos, trademarks, trade dress or service marks of the other party. Lessee shall conspicuously identify itself as owner/operator with respect to each Station at each Premises and in connection with any advertising.

15.2      Right to Advertise on Premises,

          a. Lessor shall have the exclusive right to utilize all spanners for advertising on the Premises and on Lessee's Equipment (including electronic display at point of sale). The spanners shall not carry the trademark, mention or promote any item which is in competition with Lessee's business or product lines of refining and marketing petroleum products such as motor fuels and gasoline. All electronic messages shall be approved by Lessee and shall conform to Lessee's standards.

          b. Lessee shall have the exclusive right to utilize all pump toppers for advertising on the Premises. The pump toppers shall not carry the trademark, mention or promote any retail competitor which is in competition with Lessor or items which are in competition with Lessor's business or product lines.

          c. In order to assist Lessor in promoting its Tire & Lube Express and Store automotive sales businesses, Lessee shall make available point of sale and promotional space as, when and where requested by Lessor for items such as tire and automotive displays, so long as these activities do not interfere with sales at the Stations. Lessee shall also allow Lessor to conduct tire and lube promotions by Lessor's sales associates at the Station so long as these activities do not interfere with Station sales.


                                   EX. 10.3-16

                                   ARTICLE 16.
                             EMERGENCY NOTIFICATION

16.1      Emergency Notification.

          Lessee and Lessor shall each keep the other party informed at all times of the name(s) and/or telephone number(s) with respect to each of the Premises, for the other party to contact, at any time of day or night, to report activities or circumstances existing at any of the Stores or Premises for Lessor's or Lessee's prompt attention. Notwithstanding the foregoing and that a party may from time to time make such reports to the other party, neither party shall have any obligation whatever to observe, monitor, report on, control, respond to or otherwise deal in any manner with any activities or circumstances whatever at a Store (in the case of Lessee) or at a Premises (in the case of Lessor). Except as provided in Article 9.1 above, Lessee shall be solely responsible for the Premises, for Lessee's property and for all activities of Lessee at the Premises. Lessor shall be solely responsible for its Store, for its property and for all activities of Lessor at its Store.

                                   ARTICLE 17.
                        DAMAGE BY FIRE OR OTHER CASUALTY

17.1      Notice.

          Lessee shall give immediate written notice to Lessor of any damage caused to a Premises or Station by fire or other casualty.

17.2      Damage.

          Subject to provisions of 17.3 below, if during the Lease Term a Premises or Station shall be damaged by fire or other casualty, Lessee shall promptly proceed to commence repair of such damage and restore the Premises and Station to substantially its condition at the time of such damage. Subject to zoning laws and building codes then in existence, Lessee shall complete such repairs subject to any-delay, which may result from any cause beyond Lessee's reasonable control. This Agreement shall continue in full force and effect during any such period of repair and restoration.

17.3      Substantial Damage In Last 3 Years of Term.

          In the case during the last three (3) years of the Lease Term the Premises or Station shall be substantially damaged or destroyed by fire or other casualty. Lessee shall have the right, to be exercised by written notice to such effect given by Lessee to Lessor within forty-five (45) days after the occurrence of such event, to terminate this Agreement as to such Premises. If Lessee fails to timely give such notice of its election to terminate, this Agreement shall, except as hereinafter provided, remain in full force and effect, and Lessee shall proceed to commence repair or rebuilding of the Premises and Station to substantially its condition at the time of such damage or destruction subject to zoning laws and building codes then in existence, but Lessee shall not be responsible for any delay which may result from any cause beyond Lessee's reasonable control. For purposes of this article, substantial damage shall be defined as damage for which the repair cost is greater than 50% of the cost to rebuild the Station and Premises.

17.4      Operation During Reconstruction.


                                   EX. 10.3-17

          During any period of reconstruction or repair of the Premises. Lessee shall continue the operation of the Station to the extent practicable.

                                   ARTICLE 18.
                    LESSOR'S OPTION TO ACQUIRE LESSEE'S WORK;
                     OBLIGATIONS OF LESSEE UPON TERMINATION

18.1      Lessor's Option to Acquire Station Equipment Upon Termination.

          Except in the case of termination due to expiration of the term (original or renewal) which is dealt with in Article 18.2 below, upon termination of this Agreement as to a Premises in accordance with the provisions of this Agreement, Lessor shall have the right, at its option, to acquire all (but not less than all) of Lessee's Work with respect to such Premises, exclusive of any signs, docals or other materials which contain Lessee's Brand identification. Within ten (10) days of the giving to Lessee of a notice of earlier termination by Lessor, or simultaneously with the giving by Lessee of a notice of earlier termination by it, Lessee shall give a notice to Lessor, which shall disclose the unamortlized portion of the Cost of Lessee's Work at each Premises, using a ten (10) year straight line basis beginning on the Rent Accrual Date (the "Unamortized Station Costs"). Lessor shall have the right to audit Lessee's determination of Unamortized Station Costs. Lessor shall have the right to acquire Lessee's Work free and clear of any liens or encumbrances whatever, by giving Lessee notice of its election to do so not later than ten (10) business days prior to the termination of this Agreement with respect thereto. Any addition to or replacement of above or below ground equipment or facilities, as provided for herein, will be added to the Cost of Lessee's Work. Upon termination. Lessee shall deliver to Lessor a bill of sale containing warranties of title and against liens and encumbrances covering all items of Lessee's Work with respect to which Lessor shall have exercised its option to acquire, in exchange for payment by Lessor of the Unamortized Station Costs.

18.2      Expiration of Term.

          In the case of termination as to a Premises due to expiration of the term (original or renewal), Lessor shall have the right, at its option, to acquire all (but not less than all) of Lessee's Work with respect to such Premises. Not less than sixty (60) days prior to expiration of the term, Lessee shall give a notice to Lessor which shall disclose the pre-tax net income of Lessee for the Premises for the thirty-six (36) months ending ninety (90) days prior to such termination. In determining such net income, Lessee shall charge or credit to the Premises all related revenues and expenses in accordance with generally accepted accounting principles on a consistent basis throughout the term. Lessor shall have the right to audit Lessee's financial statements relating to the Premises for any or all of the years during which the Premises have been subject to the Agreement. Lessor shall have the right to acquire the Lessee Equipment, free and clear of any liens or encumbrances whatever, by giving Lessee notice of its election to do so not later than ten (10) business days prior to the termination of this Agreement with respect thereto. Upon termination, Lessee shall deliver to Lessor a bill of sale containing warranties of title and against liens and encumbrances covering all items of Lessee's Work with respect to which Lessor shall have exercised its option to acquire, in exchange for payment by Lessor of an amount equal to the higher of such 36-months' net income, as adjusted pursuant to any audit by Lessor, or the Unamortized Station Costs.

18.3      Equipment Removal.

          Except where Lessor has exercised its option to acquire the Lessee's Equipment as provided in Article 18.1 and 18.2 above or as herein after provided, not later than sixty (60) days after the date of termination


                                   EX. 10.3-18
          of this Agreement as to a Premises. Lessee shall remove therefrom all of Lessee's Work and shall repair any damage and restore all of such Premises to its former condition. If Lessee fails to remove any of Lessee's Work, Lessor may, at its option, treat the same or any part thereof as abandoned by Lessee, whereupon the same or such part thereof shall be and become the property of Lessor and may be used or disposed of by Lessor as it may see fit, without any obligation to account therefor to Lessee. The acquisition by Lessor of any of Lessee's Work shall not be deemed to be a waiver of any rights of Lessor against Lessee under the Agreement, or otherwise, and shall not be a basis for a claim of assumption of risk or contributory negligence by Lessor, which defenses Lessee expressly waives. If the Premises are leased by Lessor. Lessee shall remove Lessee's Work, repair any damage and restore the Premises in accordance with the foregoing not later than the date of termination of Lessor's lease. If the termination of this Agreement is pursuant to Article 22.1 below, Lessee shall remove the Equipment, repair any damage to Lessee's Work and restore the Premises in accordance with the foregoing no later than the later of (i) sixty (60) days after notice of termination or
          (ii) the date of termination. No rent shall be payable while Lessee is removing its equipment, repairing damage and restoring the Premises, except in the event of termination pursuant to Article 22.1 below.

                                   ARTICLE 19.
                                 EMINENT DOMAIN

19.1      Partial or Total Condemnation.

          If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, then and in such event this Agreement shall terminate as to such Premises, unless Lessor and Lessee shall mutually agree in writing, that the property taken is not significant enough to substantially affect the business, in which case this Agreement shall not terminate. In any event, Lessee shall have the right to claim from the condemning authority such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right for the Station, trade fixtures, moving expenses and lost profits of Lessee. All other condemnation rights shall belong to Lessor.

                                   ARTICLE 20.
                    ASSIGNMENT AND SUBLETTING; SUBCONTRACTING

20.1      By Lessee.

          Except (i) in the event of the reorganization or consolidation of Lessee, or (ii) in connection with a deed of trust, mortgage or other pledge to a secured lender of Lessee, Lessee shall not assign this Agreement or any part thereof, or franchise to, subcontract with or otherwise permit any third party to occupy or operate the Premises, the Station or any portion thereof or conduct any activity thereon, without obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld. Assignment shall not release the assignor from its obligations, past or future, under this Agreement, unless such release is in writing and signed by the releasing party. Provided, however, that the exception in (i) above shall not be construed so as to diminish or impede Lessor's right to purchase as provided in Article 25 below.

20.2      By Lessor.


                                   EX. 10.3-19

          Lessor, its successors or assignees shall have the right at any time to assign this Lease. Assignment shall not release the assignor from its obligations, past or future, under this Agreement, unless such release is in writing and signed by the releasing party.

                                   ARTICLE 21.
                                RELOCATED STORES

21.1      Relocated Stores.

          a. Lessee acknowledges Lessor's right to close or relocate any Store at any time, however, Lessor agrees that, to the best of its knowledge at that time, no Store will be included on any Exhibit A that is then scheduled to close within five (5) years of the date of such Exhibit A.

          b. If Lessor elects to relocate a Store at which a Station is then located during the original term of this Agreement, and if in connection with such relocation Lessor determines (in Lessor's sole discretion) that the relocated store is appropriate for a Station, then Lessor will issue to Lessee an Exhibit A for a proposed Premises at the relocated store.

          c. If Lessor relocates or closes (without relocating) a Store at which a Station is then operating, Lessor may at any time thereafter notify Lessee of Lessor's request that Lessee close the Station, in which event Lessee shall, within sixty (60) days after such notice, cease business at such Station, remove therefrom Lessee's Work in accordance with Article 18.3 and surrender the Premises to Lessor, whereupon this Agreement shall terminate as to such Premises. If Lessor makes such a request within the first five (5) years of the term of this Agreement as to a Premises and Lessor has not offered to Lessee a proposed Premises at a relocated store, then in such event Lessor shall pay to Lessee the Unamoritized Station Costs in connection with such Premises.

          d. If Lessee is offered the right to relocate a Station along with the relocation of a Store but elects not to relocate the station, Lessee may remain at the closed Store location unless requested by Lessor to close the Station, in which event Lessee shall, within sixty
          (60) days after such notice, cease business at such Station, remove therefrom Lessee's Work in accordance with Article 18.3 and surrender the Premises to Lessor, whereupon this Agreement shall terminate as to such Premises.

                                   ARTICLE 22.
                              RIGHT OF TERMINATION

22.1      Lessee's Default.

          a. Any one or more of the following events shall be an "Event of Default" under this Agreement:

                    i.        Lessee shall vacate or abandon a Premises;

                    ii..      This agreement shall be transferred to any other
                    person or party except in the manner herein provided;

                    iii. This Agreement or a Premises or any part thereof shall be taken upon execution or by other process of law directed against Lessee, or shall be taken upon or subject to any attachment at the instance of any judgment creditor against Lessee, and said taking or attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;


                                   EX. 10.3-20

                    iv. Lessee shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

                    v. Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Lessee shall be instituted against lessee, or a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

                    vi. Lessee shall generally fail to pay its debts as they become due;

                    vii. Lessee shall fail in any material way to perform any of the other agreements, terms, covenants, or conditions hereof on Lessee's part to be performed, including maintenance of insurance as required by Article 13, and such non-performance shall continue for a period of thirty (30) days after written notice thereof is given by Lessor to Lessee, or if such performance cannot be reasonably had within such thirty (30) day period. Lessee shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion

          b. Upon the occurrence of an Event of Default, Lessor shall have the right to either(i.) give Lessee written notice of intention to terminate this Agreement, either in its entirety as to all Premises or only as to such Premises to which the Event of Default pertains, on the date of such notice or on any later date specified therein, and on the date specified in such notice Lessee's right to possession of the Premises shall cease and this Agreement shall be terminated, or (ii) exercise "self-help" and correct all or part of such failure, in which event Lessee shall, immediately upon demand, reimburse Lessor one hundred ten percent (110%) of the out-of-pocket cost to Lessor of performing such self-help. The remedies of Lessor described in this
          Article 22 shall be in addition to any other remedies of Lessor available under applicable law or equity in the event of the occurrence of an Event of Default by Lessee.

22.2      Performance Failure.

          a. If Lessee shall fail to pay the rent or any other monetary sums required to be paid hereunder on or before the date such sums are due and shall fail to cure the same within five (5) business days after receipt of written notice from Lessor of such failure to pay interest shall accrue pursuant to Article 7.4; provided, however, if such failure to pay exceeds ten (10) days twice within any twelve (12) consecutive months period, thereafter, Lessee shall be required to pay a 15% penalty on any delinquent amounts in addition to any interest accrued pursuant to Article 7.4.

          b. If Lessee shall fail to pay the rent or any other monetary sums required to be paid hereunder within ninety (90) days after receipt of written notice from Lessor of such failure to pay, Lessor may terminate this agreement.

          c. Except in the event of Force Majeure (as defined in Article 23.2), commencing on the Rent Accrual Date Lessee shall keep the Station open for business for at least ninety percent (90%) of the hours


                                   EX. 10.3-21
          of operation required by Article 6.1 in each calendar month, and if it fails to do so, Lessor may, at its sole option, require Lessee to pay an amount equal to (1) the highest rent paid for any month since the opening of the Station, or (2) the average monthly rent for all stations that have been open for at least six months, whichever is greater.

                                   ARTICLE 23.
                            MISCELLANEOUS PROVISIONS

23.1      Covenant of Quiet Enjoyment.

          Lessee, subject to the terms and provisions of this Agreement concerning payment of the rent and observing, keeping and performing all of the terms and provisions of this Agreement on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, occupy and enjoy the demised Premises during the Lease Term without hindrance or ejection by Lessor or any persons claiming under Lessor.

23.2      Force Majeure.

          Any delay in or failure of performance by either party under this Agreement, except in respect to the obligation to make payment, shall not constitute default if and to the extent such delay or failure is occasioned by any cause reasonably beyond the control of the party affected ("Force Majeure"). Force Majeure occurrences include but are not limited to: acts of God or the public enemy, sabotage, war, mobilization, revolution, civil commotion, riots, strikes, lockouts, fires, accidents or breakdowns of equipment, floods, hurricanes or other actions of the elements, restrictions or restraints imposed by law, rule or regulation or other action or failure to act of governmental authorities, including failure to issue necessary permits or licenses. In any such event, the party claiming Force Majeure shall notify the other party in writing and, if possible, of the extent and duration thereof and shall exercise due diligence to prevent, eliminate or overcome such cause where it is possible to do so and shall resume performance at the earliest possible date. Notwithstanding the foregoing, the party which has received a notice of Force Majeure hereunder shall have the right to delay or suspend its performance hereunder during the period of Force Majeure.

23.3      Provisions Binding.

          Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Lessor and Lessee. Each term and each provision of this Agreement to be performed by Lessee shall be construed to be both a covenant and a condition and shall run with the land to the fullest extent permitted by law.

23.4      Notice of Default.

          In the event of any alleged default on the part of Lessor hereunder, Lessee shallgive written notice to Lessor in the manner herein set forth and Lessor shall have a period of thirty (30) days in which to cure any such default or, if such default cannot be reasonably cured within such thirty (30) day period, in which to in good faith commence such cure and thereafter diligently proceed therewith to completion. In no event shall Lessor be responsible for any indirect or consequential damages incurred by Lessee including but not limited to lost profits or interruption of business as a result of any alleged default by Lessor hereunder.

23.5      Short Form Lease.


                                   EX. 10.3-22

          At the request of either party, the parties will execute an appropriate short form of this Agreement for purposes of recording with respect to the Premises.

23.6      Rules and Regulations.

          Lessee shall comply with all reasonable rules and regulations which may be adopted from time to time by Lessor, and Lessee, Lessee's employees and agents, or any others permitted by Lessee to occupy or enter the Premises, shall at all times abide by said rules and regulations. Lessor may amend, modify, delete, or add new and additional rules and regulations upon notice to Lessee from Lessor thereof. In the event of any material breach of any rules and regulations so established, or any amendments, modifications, or additions thereto, Lessor shall have all remedies in this Agreement provided for in the event of default by Lessee.

23.7      Independent Tenant Status.

          a. It is expressly understood and agreed that the relationship created hereunder is that of a tenant and no other. Neither party shall have any control or right to exercise any control whatsoever over the employees of the other party in their performance of this Agreement, and neither party shall have the right nor shall it attempt to exercise the right to establish the rate of pay, benefits, hours of work or other terms or conditions of employment of the employees of the other party. Neither party shall select, supervise, direct or in any other way control or seek to control the employees of the other party. Each party agrees to and warrants that it will comply with all applicable federal, state, local and other laws and regulations relating to wages, the payment of wages, the withholding of sums from wages for taxes and otherwise, and that it will promptly remit to the appropriate recipients all moneys withheld from the pay of employees and all moneys due from it as an employer related in any way to the employment of its employees. Each party further agrees to and warrants that it will comply with all applicable federal, state, local and other laws and regulations relating in any way to employment, including but not limited to those relating to discrimination, veteran's rights, the hiring of the disabled and worker's compensation.

          b. Each party agrees to defend, indemnify and hold harmless the other party, its directors, officers, employees and agents, from and against any and ail damages which may be suffered, incurred or asserted in connection with, arising out of or in any way related to any claims asserted against the other party, its directors, officers, employees or agents, by or on behalf of any employee of the party or of any supplier of goods or services to the party, under the workers' compensation act or similar law applicable to the work performed pursuant to this Agreement.

          c. Notwithstanding the foregoing, each party recognizes that its agents and employees at the Store and Premises frequently will deal with persons who arc or may be customers of the other party.

23.8      Governing Law; Jurisdiction; Venue.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas (without regard to Arkansas' law respecting conflicts of laws), except to the limited extent, if any, that the laws of the state in which a Premises is located must govern the creation and effect of interests such as the interest of Lessee in such Premises. The parties mutually consent and submit to the jurisdiction of the federal or state courts for Benton County, Arkansas, and agree that any action, suit or proceeding concerning this Agreement shall be brought only in such courts. The parties mutually acknowledge and agree that they will not raise, in connection with any such suit, action or proceeding brought in any federal




                                   EX. 10.3-23
          or state court for Benton County, Arkansas, any defense or objection based upon lack of personal jurisdiction, improper venue, inconvenient form or the like. Notwithstanding the foregoing, if subject matter jurisdiction for any action exists only in the court(s) where a Premises is located, then the parties agree that such action may be maintained in such court(s).

23.9      Notices, Consents, Approvals.

          Any notice, consent or approval required, permitted or given in connection with this Agreement shall be in writing and shall be deemed given on the day delivered in person or by courier, or on the third business day after mailed, postage prepaid, by certified mail, return receipt requested, if delivered to or addressed as follow:

                If to Lessor:      Wal-Mart Stores, Inc.
                                   Attn: Vice-President, Wal-Mart Realty
                                   2001 Southeast 10th Street
                                   Bentonville, Arkansas 72712-6489

                With a copy to:    Wal-Mart Stores, Inc.
                                   Attn: Wal-Mart Realty - Special Projects
                                   2001 Southeast l0th Street
                                   Bentonville, Arkansas 72712-6489

                If to Lessee:      Murphy Oil USA: INC.
                                   Attn: Vice President, Marketing
                                   200 Peach St.
                                   El Dorado, AR 71730

                With a copy to:    Murphy Oil USA, INC.
                                   Attn: Retail Marketing Manager
                                   200 Peach St.
                                   El Dorado, AR 71730

Or to such other person or address of which notice hereafter may be given.

23.10     No Waiver.

          No delay or omission to exercise any right or power accuring upon any default, omission or failure of performance under this Agreement shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Agreement should be breached by one party and thereafter duly waived by the other party, such waiver must be in writing signed by the waiving party, shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Agreement nor the same breach on any other occasion.

23.11     Severability.

          The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part hereof.


                                   EX. 10.3-24

23.12     Headings.

          The headings appearing in this Agreement are not intended in any manner to define, limit or describe the scope of any such Article or article and are inserted solely as a matter of convenience.

23.13     Entire Agreement.

          This Agreement and all Exhibits hereto constitute the entire agreement between the parties and no subsequent change shall be binding unless reduced to writing and signed by the parties hereto.

                                   ARTICLE 24.
                                 CONFIDENTIALITY

24.1      Confidentiality.

          Each party recognizes that it may come into possession of information relating to the business of the other party which is not generally known in the industry, which reasonably or logically may be considered to be confidential or proprietary and which might reasonably be expected to do harm to the other party if divulged ("Confidential Information"). Each party agrees, during the term of this Agreement and for a period of two (2) years after termination of this Agreement in its entirety, not to disclose any Confidential Information in whole or in part, to any third persons whatever, nor even to any of its own employees except those having a "need to know" and otherwise to protect the confidentiality of such Confidential Information reasonably and with the same degree of care as it protects its own Confidential Information. Confidential Information of a party shall no longer be subject to the foregoing restrictions if it is or becomes available to the public through no fault of the other party, its directors, officers, employees, agents, attorneys, accountants or representatives, or if it is otherwise known to the other party as shown by written records of the other party at the time of disclosure of the Confidential Information.

                                   ARTICLE 25
                          RIGHT TO PURCHASE STATION(S)

25.1      Lessor's Right of First Refusal to Purchase Station.

          Lessee may not sell or offer for sale all or any portion of a Station without first offering in writing to sell all or such portion of such Station to Lessor upon the same terms and conditions. Lessor may accept such offer by giving notice of such acceptance to Lessee within thirty (30) days after the giving by Lessee to Lessor of notice of such offer. If Lessor does not so accept such offer, Lessee may offer or sell such Station or portion thereof upon such terms and conditions. If Lessee does not close such a sale to a third party within six (6) months after expiration of Lessee's 30-day period of acceptance, Lessee may not thereafter sell or offer to sell all or any portion of such Station without first offering the same to Lessor in accordance with the provisions of this Article.

25.2      Lessor's Right to Purchase in the Event of Acquisition.

          In the event that Lessee or Lessee's parent company, Murphy Oil Corporation, shall be acquired or be a party to any merger or consolidation which results in a material change with respect to the management direction of the Stations. Lessor shall have the option to purchase Lessee's Stations at fair market value.



                                   EX. 10.3-25

                                   ARTICLE 26
                            CROSS PROMOTION GIFT CARD

                                   [Deleted]


                                   EX. 10.3-26

          Use of the Gift Card for the purchase of gasoline at Lessee's Stations is subject to immediate termination at any time at the sole discretion of Lessor without notice to Lessee and without consent of Lessee.

                                   ARTICLE 27.
                                 PRESS RELEASES

27.1      Press Release.

          No press releases or other public announcements shall be made by either party at any time regarding the subject of this Agreement, except as are mutually agreed upon by the parties.

                                   ARTICLE 28
                              TERMINATION AGREEMENT

28.1.     Termination of July 31, 1996 Agreement.

          a. Lessor and Lessee entered into a "Convenience Store, Car Wash and Motor Vehicle Fueling Station Master Ground Lease Agreement" dated as of July 31, 1996 and amended July 2, 1998 (the "1996 Agreement"). Lessor and Lessee agree that the Stations subject to the 1996 Agreement will from this date forward be included as part of this Agreement. Stations open to the public as of September 30, 1998, that were subject to the 1996 Agreement are identified in Exhibit F of this Agreement and shall have a lease term as stated in Article 4.2. of this Agreement.

          b. Lessor and Lessee hereby mutually rescind and terminate the 1996 Agreement and agree that the 1996 Agreement shall hereafter be of no further force or effect. Notwithstanding the foregoing, Lessor and Lessee agree and acknowledge that any and all rights, obligations and liabilities of whatever kind or nature, which vested, arose or accrued under the 1996 Agreement prior to the date of this Agreement, shall and do survive this rescission and termination of the 1996 Agreement.

Executed as of the day and year first above written.

                               MURPHY OIL USA, INC.

                               By:     /s/
                                       ------------------------------

                               Title:  Vice President, Marketing
                                       ------------------------------

                               Date.   November 5, 1998
                                       ------------------------------

                               WAL-MART STORES, INC.

                               By:     /s/
                                       ------------------------------

                               Title:  Executive Vice President WSI
                                       ------------------------------

                                   EX. 10.3-27

                             Date: November 12, 1998





                                   EX. 10.3-28

                                    EXHIBIT A

                                LISTING OF STORES
                     SITE PLANS and DESCRIPTION OF LOCATIONS




                                   EX. 10.3-29

                                    EXHIBIT B

                       STORES ACCEPTED / REMOVED BY LESSEE



                                   EX. 10.3-30

                                   EX. 10.3-31

                                    EXHIBIT C

                                    ADDENDUM



                                   EX. 10.3-32

                                    EXHIBIT D

                               STANDARD SITE PLANS



                                   EX. 10.3-33

                                    EXHIBIT E

                                RENT SCHEDULE "A"



                                   EX. 10.3-34

                                    EXHIBIT E
                              (Page a of two pages)

                                RENT SCHEDULE "B"



                                   EX. 10.3-35

                                    EXHIBIT E
                              (Page b of two pages)

                                RENT SCHEDULE "B"



                                   EX. 10.3-36

                                    EXHIBIT F
                      STATIONS FROM JULY 31,1996 AGREEMENT

                                    [Deleted]

                                   EX. 10.3-37

                                 FIRST AMENDMENT
                                       To
                MOTOR VEHICLE FUELING STATION MASTER GROUND LEASE
                                    AGREEMENT

     THIS FIRST AMENDMENT is made this 16th day of Sept. 1999 by and between WAL-MART STORES, INC., a. Delaware corporation, with offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716 ("Lessor") and MURPHY OIL USA, INC., a Delaware corporation, with offices at 200 Peach Street, El Dorado, Arkansas 71731 ("Lessee").

                                   WTTNESSETH:

     WHEREAS, Lessor said Lessee have entered into a Motor Vehicle Fueling Station Master Ground Lease Agreement dated the 12th day of November 1998, ("Lease Agreement").

     WHEREAS, Lessor and Lessee are now desirous of making certain amendments, changes and alterations to said Lease Agreement to reflect accurately their intents and wishes.

     NOW, THEREFORE, that for One Dollar ($1.00) and other good and valuable considerations, the sufficiency of which is hereby acknowledged, Lessor and Lessee agree the Lease Agreement shall be amended as follows:

     1. Article 9 - Maintenance, Repairs and Cleanliness of the Lease Agreement is amended by adding the following:

          "9.2 Remodel - Lessee agrees to remodel their facility at the same time Wal-Mart remodels their store, unless it is agreed by both Lessor and Lessee that a. remodel is not necessary at the time and/or Lessee's facility is less than three (3) years old.

          Remodel is defined, but is not confined, as:
               1. Repainting of all exterior and interior walls and canopies.
               2. Remodeling restrooms to ensure compliance with Federal ADA guide lines.
               3. Replacement of all exterior doors and/or repairs to existing doors and frames.
               4. Replace floor tile as needed.
               5. Replace ceiling tile as needed.
               6. Replace and/or repair canopy and interior lighting as needed.
               7. Restriping of parking lot.
               8. Replacement of Disabled Parking signs.
               9. Renewal or rejuvenation of landscape area."



                                   EX. 10.3-38

     2. Exhibit E - Rent Schedule "A" and Rent Schedule "B" of the Lease is amended by adding the following:

          "Minimum Monthly Rent

          III Outlot
              Monthly rent on an Outlot is set by the Lessor's Realty Committee on a site by site basis prior to offering to Lessee. Lessee's acceptance of sites (Exhibit B ) signifies their acceptance of the minimum monthly rent due on the outlot."

     3. Article 7 --Rent of the Lease Agreement is amended by deleting the first sentence of Section 7.4 and replacing with the following:

          "7.4 Payments - Payments of Rent shall be made via wire transfer, or other method, as directed by Lessor and shall be made for each calendar month not later than the fifteenth (15) day of the calendar month following the month for which the rent is calculated."

     Except as hereby modified and amended, all other terms, convenants, and conditions of said Lease dated November 12, 1998 shall continue and remain without change.

     IN WITNESS WHEREOF, the respective parties hereto have caused this instrument to be executed as of the date herein written above.

WAL-MART STORES, INC                         MURPHY OIL USA, INC.

By:   /s/                                    By:    /s/
     ---------------------                          ---------------------

Its:  Director/Wal-Mart Realty/              Its:   Senior Vice President
      Special Projects                              Marketing
     ---------------------                          ---------------------

Attest: /s/                                  Attest: /s/
     ---------------------                          ---------------------

Date:   September 16, 1999                    Date:  September 3, 1999



                                   EX. 10.3-39

                                SECOND AMENDMENT
                                       to
           MOTOR VEHICLE FUELING STATION MASTER GROUND LEASE AGREEMENT

This Amendment (the "Amendment"), dated as of the 15th day of August 2001, and effective on June 1, 2001, is by and between Murphy Oil USA, Inc., a Delaware corporation, with offices at 200 Peach Street, El Dorado, Arkansas 71730 ("Murphy") and Wal-Mart Stores, Inc., a Delaware corporation, with offices at 702 S. W. 8th Street, Bentonville, Arkansas, 72716 ("Wal-Mart").

                                    RECITALS

A. Murphy is a petroleum products refiner and marketer who owns retail gasoline stations located on leased parcels of land either owned or leased by Wal-Mart or one of its wholly- owned subsidiaries, pursuant to a Motor Vehicle Fueling Station Master Ground Lease Agreement dated November 12, 1998 ("Master Ground Lease").

B. Wal-Mart, directly or through one of its wholly-owned subsidiaries, owns and operates retail stores under the name "Wal-Mart" and "Wal-Mart Supercenter" throughout the United States. These stores are located on parcels of land either owned, leased or subleased by Wal-Mart or one of its wholly-owned subsidiaries. References to "Wal-Mart" in this Amendment shall include such of Wal-Mart's wholly-owned subsidiaries, as may be relevant to the context in which the reference appears.

C. Recognizing the mutual benefits of a cooperative effort to continue developing the Premises and adjacent areas, Murphy and Wal-Mart agree that for the consideration herein described, as well as other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the following terms concerning the installation and operation of ATM's on or adjacent to the Premises.

Therefore, in consideration of the mutual covenants and agreements contained herein, Murphy and Wal-Mart hereby agree to amend the Master Ground Lease by adding the following;

                                   DEFINITIONS

For purposes of this Amendment, the following terms shall be defined as follows:

"ATM Property" shall mean such areas leased or subleased by Murphy which are designated for the location of an ATM. Such area will include the ATM as well as the entire concrete pad area surrounding the ATM.

All other capitalized terms shall have the same meaning as set forth in the Master Ground Lease.


                                   EX. 10.3-40

                                   ARTICLE 1.
                                 SITE SELECTION

1.1       Site Selection.

          Wal-Mart will notify Murphy in writing of each proposed ATM location that is either on or within a fifty foot radius of the Premises. Only when the proposed ATM. location is on the Premises shall such notification be in the form of final, specific and detailed plans and specifications for the construction and/ or installation of the ATM. Within thirty (30) days of being notified of a proposed location on the Premises, Murphy will accept the location provided that in Murphy's reasonable judgment such location does not interfere with the Station's traffic flow or other Station operations. If Murphy does not accept the location on the Premises, the parties may enter into reasonable discussions in order to reach agreement on the location of the ATM on the Premises. If after reasonable discussions, Wal-Mart and Murphy can not agree on the location of the ATM on the Premises, then neither party will have the right to place an ATM on the Premises. Alternatively, Wal-Mart may choose a new location on its property, that is not part of the Premises, for the placement of the ATM.

                                   ARTICLE 2.
                 ATM CONSTRUCTION, INSTALLATION AND MODIFICATION

2.1       ATM Construction and/ or Installation

          a. Wal-Mart, agrees that each ATM shall be properly permitted by the ATM provider and that construction and/or installation shall be pursued in a diligent manner so as not to unreasonably disrupt Murphy's business,

          b. If Wal-Mart is unable to negotiate the payment of all ATM construction and installation costs by the ATM Provider, Murphy agrees to share equally with Wal-Mart in the construction and/ or installation cost of each ATM to be placed at an existing Station, up to a maximum amount of $2,500.00 per site ($1,250.00 net to Murphy), the balance of which is expected to be paid for by the ATM Provider.

          c. Murphy will not pay any costs associated with the construction and/ or installation of an ATM at a new Station, as it is expected that-the ATM Provider will pay such costs. However, Murphy shall, during the construction of any new Station, perform all necessary site work for the ATM Property, including but not limited to, installing a line of conduit capable of supporting electrical service and other necessary cables, to the ATM. Property at the location shown on the final construction plans for the ATM, which is formally agreed to by both parties upon receipt of the construction start letter by Murphy. Wal-Mart shall use commercially reasonable efforts to cause the ATM provider to pay for these costs. If Wal-Mart-is unable to negotiate the payment of all ATM construction and installation costs by the ATM Provider, Murphy agrees to share equally with Wal-Mart in the



                                   EX. 10.3-41
               construction and/or installation cost of each ATM to be placed at an existing Station, up to a maximum amount of $2,500.00 per site ($l,250.00 net to Murphy), the balance of which is expected to be paid for by the ATM Provider.

          d. The ATM provider shall ensure payment of any and all utilities used upon the ATM Property from and after the date construction and/or installation of the ATM is completed. Murphy agrees that to the extent it is necessary for any utility connections to be located at the Station building, that such connections may be placed, at Murphy's reasonable discretion, in locations which do not interfere with Murphy's operations therein. The ATM provider shall be solely responsible for the cost of installing such connections, but Murphy agrees not to charge the ATM provider or Wal-Mart any fees for the location of such connections.

          e. Wal-Mart shall indemnify and hold Murphy harmless against any loss, liability claim, damage, cost or expense arising out of or resulting from the construction, installation, or operation of the ATM's, or any activity that occurs on any ATM Property, except for any loss resulting from the negligence or intentional act of Murphy its employees, agents, or contractors.

          f. At no time during the term or any extension of the Master Ground Lease for each Premises shall Murphy allow any lien to be attached to the ATM Property. In the event Murphy allows a lien to be imposed on the ATM Property it shall be considered an Event of Default for the purposes of this Amendment.

2.2       Modifications


          If Wal-Mart, its agent, licensee, tenant or subtenant, wishes to make any material modifications to any ATM located on the Premises, Wal-Mart shall notify Murphy in writing of such material modifications, and obtain Murphy's approval of such material modifications, such approval shall not be unreasonably withheld or delayed. Routine equipment replacement, repair and maintenance shall not be considered a material modification. Murphy shall not be responsible for any costs or expense of such material modifications or any other modifications.

                                   ARTICLE 3.
                                WAIVER OF RIGHTS

3.1       Waiver of Rights

          Murphy hereby waives its rights pursuant to Article 3.2(a)(iv) of the Master Ground Lease to request Wal-Mart's approval to install ATM's on the Premises and such provision is hereby deleted. Wal-Mart shall have all such rights pursuant to the terms of this Amendment to construct and install ATM's on the Premises or assign such rights to an ATM provider.

                                   EX. 10.3-42

                                   ARTICLE 4.
               RENT REDUCTION, PROFIT SHARING AND MONTHLY REPORTS

4.1       Rent Reduction

          [Deleted]

4.2       Profit Sharing

          [Deleted]

4.3       Monthly Reports

          Not later than the fifteenth (15) day after Wal-Mart receives a. monthly income report from the ATM provider, Wal-Mart agrees to furnish Murphy a monthly report reflecting all income derived from the ATMs as referenced in
Article 3. Murphy shall have the right to audit or cause to be audited such report at Murphy's expense within one (1) year after the end of the month which is the subject of the audit. If possible, all reports are to be sent to Murphy electronically. In the event that an electronic report cannot be generated, Wal-Mart agrees to send the reports to;

                         Murphy Oil USA, Inc.
                         Attn: Senior Vice President, Marketing
                         200 Peach Street, P.O. Box 7000
                         El Dorado, Arkansas 71730

                                   EX. 10.3-43

4.4       Documentation

               Upon request, Wal-Mart agrees to furnish to Murphy, from time to time, such information and backup documentation as may be reasonably requested by Murphy relating to the determination of Profit Sharing payments. Murphy shall reimburse Wal-Mart any cost associated with the production of such information and backup documentation.

                                   ARTICLE 5.
                               INGRESS AND EGRESS

5.1       Ingress and Egress

               Murphy and Wal-Mart shall at all times allow the other party, it's agents, suppliers and employees and its customers the right of ingress and egress to the ATM sufficient to conduct and encourage business. When the ATM is located on or within a fifty-foot radius of the Premises, Wal-Mart and Murphy shall use best efforts to route all traffic in a manner so as to minimize interference with Murphy and Wal-Mart's business.

                                   ARTICLE 6.
                      MAINTENANCE, REPAIRS, AND CLEANLINESS

6.1       By Wal-Mart

          a. Wal-Mart, its agent, licensee, tenant or subtenant, shall be responsible, at its cost and expense, for all repairs, maintenance and replacements for the ATM and the ATM Property, including but not limited to, the mechanical and electrical equipment and systems which comprise the ATM, and all other fixtures, appliances and facilities furnished or installed on the ATM Property by Wal-Mart, its agent, licensee, tenant or subtenant.

          b. The ATM Property shall be kept in clean condition and appearance by Wal-Mart, its agent, licensee, tenant or subtenant, and shall be properly operating twenty-four (24) hours per day. (Subject to reasonable time for maintenance and repairs.)

                                   ARTICLE 7.
                               LIABILITY INSURANCE

7.1       Liability Insurance

          Wal-Mart agrees to obtain or cause the ATM provider to obtain and keep in force and effect at all times commercial general liability insurance with respect to the ATM and ATM

                                   EX. 10.3-44

Property, with minimum limits of liability of two million dollars ($2,000,000) combined coverage per occurrence. Such insurance will name Murphy, its subsidiaries and affiliates, as additional insureds and will contain a provision that it is cancelable only upon not less than (30) days' notice in writing to Murphy. Upon request, Wal-Mart or the ATM provider agrees to provide Murphy copies of the declaration page(s) of the policy(ies) reflecting all of the foregoing. Wal-Mart or the ATM provider may self-insure the above coverage so
long as Wal-Mart or the ATM provider maintains a net worth of        or more. If
requested, Wal-Mart will provide or cause the ATM provider to provide evidence of such insurance to Murphy within thirty (30) days after said request.

                                   ARTICLE 8.
                                  MISCELLANEOUS

8.1       Non-Fuel Rent

          Murphy and Wal-Mart agree that any and all payments made by Wal-Mart to Murphy pursuant to this agreement shall not be considered "non-fuel sales and revenues" as referenced in Exhibit E of the Master Ground Lease. Therefore, Murphy does not owe Non-Fuel Rent of 3% on such ATM revenues.

                                   ARTICLE 9.
                                INDEMNIFICATION

9.1       Indemnification of Murphy.

          Wal-Mart shall indemnify Murphy, its directors, officers, agents, employees and owners to the extent of their interest in the Premises, and save them harmless from and against any and all losses, claims, actions, damages, liability, and expense, including, without limitation, reasonable attorneys' fees in connection with loss of life, personal injury, or damage to property arising from or out of any occurrence in, upon, or at the ATM Property, or the occupancy or use by Wal-Mart of the ATM Property or any part thereof, or occasioned wholly or in part by any act or omission of Wal-Mart, its agents, employees or contractors, except to the extent caused by the negligence of Murphy, its agents, employees or contractors.

                                   ARTICLE 10.
                                   ASSIGNMENT

10.1      By Wal-Mart

          Wal-Mart may assign its rights or obligations under this Agreement to an affiliate or subsidiary without notice to Murphy. Any other assignment by Wal-Mart requires that thirty (30)

                                   EX. 10.3-45
days written notice be provided to Murphy. Wal-Mart agrees to remain liable for the obligations in Sections 4.1 and 4.2 regardless of any subsequent assignment.

                                   ARTICLE 11.
                                     DEFAULT

11.1      Default

          If either party under this Amendment defaults or fails to perform its obligations herein, the non-defaulting party may give written notice to the defaulting party, and if such default is not cured within thirty (30) days of such written notice, either party may pursue all remedies available to it under applicable law or equity.

                                   ARTICLE 12.
                                      TAXES

12.1      Taxes

          Both parties agree that Wal-Mart, its agent, licensee, tenant or subtenant shall make every effort to cause the ATM Property to be separately assessed for real property tax purposes. Wal-Mart, its agent, licensee, tenant or subtenant shall be responsible for the timely payment of all general and special real property taxes and assessments and all other government charges levied, assessed or imposed with respect to the ATM Property and all improvements constructed thereon and all assessments for local improvements, if any, attributable to the ATM Property. If the ATM Property cannot be separately assessed for real property tax purposes, Wal-Mart, its agent, licensee, tenant or subtenant shall pay that amount by which such real property taxes have increased by reason of improvements to the ATM Property. Wal-Mart, its agent, licensee, tenant or subtenant shall have the right to contest an assessment for and/or levy for any taxes which Wal-Mart, its agent, licensee, tenant or subtenant is obligated to pay under this article.

                                   ARTICLE 13.
                          MUTUAL WAIVER OF SUBROGATION

13.1      Mutual Waiver Of Subrogation

          Wal-Mart and Murphy each hereby releases the other and its respective employees, agents and every person claiming by, through or under either of them, from any and all liability or responsibility (to them or anyone claiming by, through or under them by way of subrogation or otherwise) for any loss or damage to any property (real or personal) caused by fire or any other insured peril covered by any insurance policies for the benefit of either party, even if such loss or damage shall have been caused by the fault or negligence of the other party, its employees or agents, or such other tenant or any employee or agent thereof.

                                   EX. 10.3-46

Executed as of the date and year first above written.

MURPHY OIL USA, INC.                         WAL-MART STORES, INC.

 By:   /s/                                   By:   /s/
      ------------------                           ------------------

 Title: SENIOR VICE-PRESIDENT, MARKETING     Title: Director, Wal-Mart Realty

                                   EX. 10.3-47

                THIRD AMENDMENT TO MOTOR VEHICLE FUELING STATING
                          MASTER GROUND LEASE AGREEMENT

          THIS THIRD AMENDMENT TO MOTOR VEHICLE FUELING STATION MASTER GROUND LEASE AGREEMENT is made this the 1st day of August, 2002, by and between WAL-MART STORES, INC., a Delaware corporation of 702 S.W. 8th Street, Bentonville, Arkansas 72716 with offices at 2001 S.E, 10th Street, Bentonville, Arkansas 72716-0550 (Attn: Realty Management, No. 44-9384) (hereinafter referred to as "Lessor"), and MURPHY OIL USA, INC., a Delaware corporation, with offices at 200 Peach Street, El Dorado, Arkansas 71730 (hereinafter referred to as "Lessee").

                                   WITNESSETH:

          WHEREAS, the Lessor and Lessee have entered into a Motor Vehicle Fueling Station Master Ground Lease Agreement dated the 12th day of November, 1998, (hereinafter referred to as the "Master Ground Lease"), affecting certain Stations on one or more of the Premises or Outlets owned, leased or subleased by Lessor, as amended by that First Amendment to Motor Vehicle Fueling Station Master Ground Lease Agreement dated September 16, 1999, and that Second Amendment to Motor Vehicle Fueling Station Master Ground Lease Agreement dated August 15, 2001.

          WHEREAS, Lessor and Lessee are now desirous of making certain amendments, changes and alterations to said Master Ground Lease to accurately reflect their intents and wishes.

          NOW, THEREFORE, in consideration for One Dollar ($1.00) and other good and valuable considerations, including but not limited to the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, with all capitalized terms having the same meaning as set forth in the Master Ground Lease and any amendments thereto, Lessor and Lessee hereby agree to amend Exhibit E of the Master Ground Lease as follows:

                                    EXHIBIT E
                             (Page a of two pages)
                                RENT SCHEDULE "B"

                                    [Deleted]

                                   EX. 10.3-48

                                    EXHIBIT E
                             (Page b of two pages)
                                RENT SCHEDULE "B"


          IN WITNESS WHEREOF, the respective parties hereto have caused this amendment to be executed as of the date and year herein written above.

                                           WAL-MART STORES, INC,
                                           a Delaware corporation.

                                           By:  /s/
                                                ---------------------------
                                           Title: Vice President Wal-Mart Realty

                                           MURPHY OIL USA, INC,
                                           a Delaware corporation.

                                           By:  /s/
                                                ---------------------------
                                           Title: Sr. Vice President, Marketing


                                  EX. 10.3-49

STATE OF ARKANSAS

COUNTY OF BENTON

     I, as Notary Public in and for the County of Benton, State of Arkansas, certify that Anthony Fuller personally known to me to be the Vice President of W M Realty of WAL-MART STORES, INC., a Delaware corporation, came before me this day and acknowledged that he, by authority duly given and as the act of the corporation, signed the foregoing instrument in my presence.

     Witness my hand and official stamp or seal, on this the 11 day of February, 2003.

                                             /s/
                                             ------------------------
                                             Notary Public

My Commission Expires:                       [SEAL]

STATE OF ARKANSAS

COUNTY OF UNION

     I, as Notary Public in and for the County of Union, State of Arkansas, certify that Charles Ganus personally known to me to be the Sr. V. Pres. Mkt. of MURPHY OIL USA, INC., a Delaware corporation, personally appeared before me this day and acknowledged that he, by authority duly given and as the act of the corporation, signed the foregoing instrument in my presence.

     Witness my hand and official stamp or seal, on this the 27th day of January, 2003.

                                             /s/
                                             ------------------------
                                             Notary Public

My Commission Expires:                       [SEAL]
7-6-09

                                  EX. 10.3-50